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Exhibit 10.4

AGREEMENT BETWEEN RYAN TUNNICLIFFE AND MEDIATELEVISION.TV INC.

THIS AGREEMENT is made as of October 15, 2000

BETWEEN:
              Mediatelevision.tv, Inc., a company duly incorporated under the laws of the State of Delaware, with a registered record office at Suite 400, 2711 Centerville road, Wilmington, Delaware 19808 ("the Company")
                                                               OF THE FIRST PART
AND:
              Ryan Tunnicliffe, an individual resident at 4 - 345 West 11th Avenue, Vancouver, BC V5Y 1T3 ("Ryan")
                                                              OF THE SECOND PART
WHEREAS:

    A. The Company is in the business of producing and distributing episode video Series including FASHIONFREAKZ and several others in development (together the "Series") and interactive websites including the sites www.fashionfreakz.com, www.mediatelevision.tv, and www.daxula.com (together the "Websites").

    B. The Company wishes to utilize the services of Ryan in connection with the Series and the Websites.

    ACCORDINGLY, IT IS AGREED AS FOLLOWS:

    1. TITLE: Ryan is and independent contractor and his title is VP, Production of Mediatelevision.tv, Inc.

    2. DUTIES: Ryan's duties include overseeing all production activities, overseeing all creative activities, hiring production crews, acting as director, post-production supervisor and editor of FashionFreakz, overseeing development and production of the Series and the Websites, and any and all other activities reasonably required to build the company.

    3. NOTICE: Ryan will cease work as an independent contractor on 2 weeks notice of termination of Ryan's services from either the Company or Ryan.

    4. PRODUCTION FACILITIES: Ryan allows the Company access to and use of his production studio which includes digital video cameras, digital still cameras, lighting, microphone and other sound recording equipment, full editing suite, special effects facilities, sound editing and music production software and equipment and compression facilities basis for a period of one year (beginning in October, 2000).
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    5.   COMPENSATION: Ryan is paid as an independent contractor the sum of
         CDN$500 a week, which will increase if the company brings in significant revenues. Ryan will be paid 1,000 common shares in Mediatelevision.tv, Inc. each month for access to his production facility for a total of 12,000 common shares.

    6. RESULTS AND PROCEEDS: The Company shall own all results and proceeds of Ryan's services hereunder, whether such rights results and proceeds consist of literary, dramatic, musical, motion picture, mechanical or any other forms of works, themes, ideas, compositions, creations or production, including all intellectual property rights thereof and shall have rights. Ryan hereby expressly waives any moral rights or "droit morale" in and to any material created by or contributed to the Series or the Websites by Ryan including all of Ryan's performance including but not limited to the right to add to, subtract from, arrange, revise, adapt, rearrange, make variations of the property, to translate the same into any and all languages, change the sequence, change the characters and the descriptions thereof contained in the property, and to change the title of the same, record and photocopy the same with or without sound (including spoken words, dialogue and music synchronously recorded), use this title or any of its components in connection with works or motion pictures wholly or partially independent of said property, and to use all or any part of the property in new version, adaptation and sequels in any and all languages, to fictionalize persons or events including Ryan and to obtain copyright therein throughout the world, and Ryan does assign and transfer to the Company in perpetuity to the fullest extent permitted by law all the foregoing without reservation, condition, or limitations, and no right of any kind, nature or description is reserved by Ryan. Nothing contained herein shall obligate the Company to use any results and proceeds of Ryan's services hereunder in or in connection with the Series or the Websites and the Company and its assignees and licensees, at their sole election, may refrain from exercising any or all rights granted by Ryan herein entirely, or from time to time, or in particular media or territories, without incurring liability of any kind to Ryan.

    7. CREDIT: Ryan shall receive credit on FashionFreakz as "Director" and as "Post Production and Compression by Ryan Tunnicliffe" and Ryan shall receive appropriate credits on any work he does for the Series, the Websites any other productions for the Company.

    8. INCLUSIVE PAYMENTS: All prior payments and consideration to Ryan shall be deemed to be equitable and inclusive remuneration for all services rendered by Ryan in connection with the Series or the Websites and are being paid by way of a complete buy-out of all rights granted to the Company hereunder an no further sums shall be payable to Ryan by the Company by reason of the exploitation of the Series and the Website and all results and all proceeds of Ryan's services rendered hereunder in any and all media throughout the universe pursuant to any collective bargaining agreement, if any, or otherwise, by way of residuals, repeat fees, pension contributions, or any other monies whatsoever.

    9. NO INJUNCTION: Ryan acknowledges and agrees that if at any time the Company or its assignees or licensees are alleged to be in breach or default of any provision of this agreement, the sole remedy of Ryan with respect to such breach or default shall be limited to a claim for

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         money damages in an action at law an neither Ryan nor any party claiming in the place of or through Ryan shall be entitled to rescind or terminate this agreement or to apply for, obtain or enforce any injunctive, equitable or other relief of any nature whatsoever which would in any manner prohibit, prevent, restrict, impede, delay, or otherwise interfere with the complete and unfettered exercise by the Company and its assignees and licensees of all rights and licenses granted herein including the production, distribution, advertising and general exploitation of the Series and the Website and all elements and rights therein.

    10. ASSIGNMENT: the Company shall have the right to assign this agreement and any of the rights granted herein, in whole or in part, to any person, firm, corporation or entity and nothing contained herein shall imply anything to the contrary.

    11. FURTHER DOCUMENTS: Ryan undertakes and agrees to execute, deliver and acknowledge such further documents, instruments and assurances as may be reasonably required in order to carry out and implement fully the terms of this agreement.

    12. BINDING ON ESTATE: This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, administrators and permitted assigns.

    13. NO LIMIT ON RIGHTS: Termination of this agreement or of Ryan's services rendered, for any reason whatsoever, shall not extinguish or limit any of the Company's rights, interests or property in, or title to, the results and proceeds of Ryan's services.

    14. TERM: The term of this agreement is 12 months beginning October 15, 2001.

    15. RENEWAL: This agreement will automatically be renewed for a one year term at the conclusion of this agreement unless otherwise stated in writing by the parties within 2 months of the termination of this agreement.

AGREED TO AND ACCEPTED:

/s/ Ryan Tunnicliffe        (signature)
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Ryan Tunnicliffe ("Ryan")

AGREED TO AND ACCEPTED:

Mediatelevision.tv, Inc.

By: /s/ Penny O. Green      (signature)
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    Penny O. Green, C.E.O.